UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):         March 30, 2023

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	NAVB	NYSE American
Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement

On March 30, 2023, Navidea Biopharmaceuticals, Inc. (the “Company”) and Dr. Michael Rosol mutually agreed to the termination of Dr. Rosol’s employment as Chief Medical Officer of the Company, effective April 10, 2023.

In connection with Dr. Rosol’s departure, on March 30, 2023, the Company and Dr. Rosol entered into a Separation & Release Agreement (the “Separation Agreement”). Under the Separation Agreement, the Company has agreed to pay Dr. Rosol a lump sum payment of $25,000 on the effective date of separation. In addition to this separation payment, Dr. Rosol will receive any earned wages or other benefits to which he is otherwise entitled upon separation of employment, including all 2023 accrued but unused PTO. Under the Separation Agreement, Dr. Rosol has agreed to provide assistance as reasonably requested by the Company to facilitate the smooth transition of the operation and management of the Company for a period of 6 months after the effective date of separation from employment. The Company has agreed to pay Dr. Rosol $300 per hour for such consulting services. The Separation Agreement contains a mutual waiver and release as well as certain non-disparagement and non-solicitation covenants in favor of the Company.

G2G Consulting Agreement

Effective March 30, 2023, the Company entered into a Consulting Services Agreement (“Consulting Agreement”) with G2G Ventures (“G2G”), the executive director of which is Joshua Wilson, a director of the Company. Under the Consulting Agreement, G2G will provide executive-level support services to the Company as mutually agreed in one or more statements of work. The Company will pay G2G a monthly retainer of $50,000. The Consulting Agreement may be terminated by either party upon 90 days’ notice.

The foregoing summary of the Separation Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of each of the Separation Agreement and the Consulting Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item. 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Separation & Release Agreement effective March 30, 2023 between Navidea Biopharmaceuticals, Inc. and Michael Rosol.
10.2	Consulting Services Agreement effective March 30, 2023 between Navidea Biopharmaceuticals, Inc. and G2G Ventures.
99.1	Press release dated March 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 31, 2023	By:	/s/ Michael S. Rosol
Michael S. Rosol, Ph.D.
Chief Medical Officer
(Principal Executive Officer)